Exhibit 10.2

November 12, 2004

Via Facsimile: 847/933-1587

DMCB, LLC

5135 Golf Road

Skokie, Illinois 60077

Attention: Mr. Lev Stratievski, Manager

Re: 350 East Dundee Road, Wheeling, Illinois (the "Property")

Dear Mr. Stratievski:

As you know, Cole Taylor Bank (the "Bank") and Arbor Acquisitions, Inc., an Illinois corporation, as nominee of DMCB, LLC, are parties to that certain Master Agreement relating to the Property (the "Master Agreement"), which Master Agreement has an Effective Date of September 28, 2004.

The Due Diligence Period described in the Master Agreement expires today, November 12, 2004. The purpose of this letter is to extend the expiration of the Due Diligence Period through next Thursday, November 18, 2004. Additionally, the second deposit of earnest money shall be due on November 19, 2004.

Except as specifically provided in this letter, the terms and conditions of the Master Agreement are hereby confirmed, ratified and approved in their entirety and shall continue in full force and effect.

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If you are in agreement with the terms of this letter, please countersign below and return a fully-executed letter to Tom Paar at 847/653-7864, with a copy to Ruth Schoenmeyer at 312/840-8751.

Regards,

Cole Taylor Bank,

an Illinois banking corporation

By:	/S/ THOMAS PAAR
Thomas Paar
Senior Vice President -- Corporate Services

Agreed to and accepted as of this 12th day of November, 2004.

Arbor Acquisitions, Inc., an Illinois corporation

By:	/S/ BORIS STRATIEVSKY
Name:	Boris Stratievsky
Its:	Vice President

cc: Ruth A. Schoenmeyer (via facsimile: 312/840-8751)

Phillip Grossman (via facsimile: 847/673-4561)